EXHIBIT 10.21
THIRD AMENDMENT TO LEASE
This Third Amendment to Lease is made this 26th day of September, 2007, by and between Industrial Equities Group LLC (“Landlord”) and Cardiovascular Systems, Inc. (“Tenant”).
RECITALS
WHEREAS, Landlord and Tenant entered into a Lease dated September 26, 2005 and as amended and extended on February 20, 2007 and on March 9, 2007 (collectively the “Lease”) for certain premises containing approximately 37,856 total square feet located at Lakeview Business Campus III, 651 Campus Drive, New Brighton, Minnesota (“Leased Premises”); and
WHEREAS, Tenant is desirous of expanding the Leased Premises by leasing approximately 9,177 square feet of additional office/warehouse space located adjacent to the Leased Premises as shown on the attached Exhibit A (“Expansion Space”).
NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Landlord and Tenant hereby agree to amend the Lease as follows:
1.	The Lease for the Expansion Space shall commence on January 1, 2008.

2.	The Lease term shall terminate November 30, 2012.

3.	For purposes of this Amendment, effective January 1, 2008, the Leased Premises shall contain approximately 47,033 total square feet.

4.	Base Rent for the Leased Premises shall be amended and paid according to the following schedule:

	Base	Expansion Base	Total Monthly
Period	Rent/Month	Rent/Month	Base Rent
Jan. 1, 2008 – Jan. 31, 2008	$29,398.40	$0.00	$29,398.40
Feb. 1, 2008 – Feb. 29, 2008	$29,986.37	$0.00	$29,986.37
Mar. 1, 2008 – Jan. 31, 2009	$29,986.37	$7,326.31	$37,222.68
Feb. 1, 2009 – Feb. 28, 2009	$30,586.10	$7,326.31	$37,912.41
Mar. 1, 2009 – Jan. 31, 2010	$30,586.10	$7,472.84	$38,058.94
Feb. 1, 2010 – Feb. 28, 2010	$31,197.84	$7,472.84	$38,670.68
Mar. 1, 2010 – Jan. 31, 2011	$31,197.84	$7,622.30	$38,820.14
Feb. 1, 2011 – Feb. 28, 2011	$31,821.78	$7,622.30	$39,444.08
Mar. 1, 2011 – Feb. 29, 2012	$31,821.78	$7,774.75	$39,596.53
Mar. 1, 2012 – May 31, 2012	$31,821.78	$7,930.25	$39,752.03
Jun. 1, 2012 – Nov. 30, 2012	$32,458.22	$7,930.25	$40,388.47
5.	Tenant’s Proportionate Share, as defined in the Lease, shall be 100.00%.

6.	LANDLORD IMPROVEMENTS. Landlord agrees to the following expansion space improvements:
•	Re-paint all drywall walls. Tenant to choose colors.

•	Add or demo one (1) office.

•	Re-carpet existing carpeted areas.

•	Reinstall all missing doors.

•	Make any necessary drywall repairs.

•	Replace any missing or damaged ceiling tiles.

•	Create up to two openings into the existing space.

•	Service and certify HVAC system servicing the Premises is in good working order as of the commencement date.

•	Ensure all lighting is in working order and candles are consistent with current space.
Other than the above listed improvements, Tenant agrees to accept the Premises in its “AS-IS” condition. Any additional improvements shall be completed at the Tenant’s sole cost and expense and must receive the Landlord’s prior written approval.

7.	OPTION TO RENEW. By written notice given to Landlord at least twelve (12) months prior to the expiration of the term of this Lease, Tenant may elect to renew this Lease for one (1) additional term of five (5) years. The renewal shall be upon all the terms and conditions of this Lease, except the base rent shall be at the then prevailing market rate with annual increases for similar spaces in the market area and provided further that Tenant shall have no further renewal options. If the parties cannot agree on the amount of the prevailing market rate, the matter shall be submitted to binding arbitration in accordance with the rules of the American Arbitrators Association. The arbitrator shall be a Real Estate professional with at least (10) years experience in evaluating properties similar to this building. The arbitrators determined market rate and annual increases shall take effect as of the renewal date of the Lease. This Right of Renewal is not assignable to a sublessee or third party.

8.	BROKERAGE. Landlord shall pay TaTonka Real Estate Advisors a commission on the expansion premises in the amount of 5% of the base rent paid over the term.

9.	EARLY ACCESS. Landlord shall allow Tenant to access the expansion space effective November 1, 2007, as long as all utilities servicing the expansion space are paid by Tenant.
Except as modified herein, Landlord and Tenant hereby ratify and reconfirm each provision of the existing Lease. The provisions of the Amendment shall supersede any inconsistent or conflicting provisions of the original Lease.

LANDLORD		TENANT
INDUSTRIAL EQUITIES GROUP LLC		CARDIOVASCULAR SYSTEMS, INC.

By:	John N. Allen	By:	/s/ JAMES E. FLAHERTY

Its:	Managing Agent	Its:	CFO

Date:		Date:	9/26/07

EXHIBIT A